                                 Exhibit 10.2



                       CONSULTANT'S AGREEMENT PRIVATE

     AGREEMENT made as of this 15th day of May, 1996 between EXETER RESEARCH (hereinafter referred to as "you" or "consultant"), and CONVERSE INC. (hereinafter referred to as "we" or "Company"), a Delaware corporation. You are hereby retained by us as a consultant on the following terms and conditions:

     1. You, as an independent contractor, shall perform research, consulting and testing of advanced footwear products; concept development, functional design, prototype development, research and testing of concepts and designs, as well as other similar and appurtenant duties as may be assigned to you while performing said services; but you are not authorized hereby to operate equipment owned or controlled by this Company. You shall be advised of the applicable policies of this Company and agree to comply with such policies in your performance of services hereunder.

     2. You shall perform the work at any location or locations mutually agreed upon as a base of operations. Consultant shall perform his duties hereunder at the direction of John Healy, or such other person as may be designated in writing by the Company from time to time.

     3. As full and complete compensation for your services for consultation required by us and for the discharge of all your obligations hereunder we shall pay you a fee of One Hundred Eighty Thousand Dollars ($180,000.00) for the two
(2) year contract term, payable to you on a quarterly basis in the amount of Twenty-two Thousand Five Hundred Dollars ($22,500.00) within thirty (30) days after receipt of your invoice covering services rendered hereunder during the preceding month. Total expenses as described in paragraph 4, shall not exceed Five Hundred Dollars ($500.00) per month, unless approved in advance by Converse.
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     4.  We shall reimburse you for all out-of-pocket expenses (transportation, hotel, meals, telephone) necessarily incurred by you in connection with any trip made at our request and with our prior approval. Reimbursement shall be made by payment within twenty (20) days after receipt of invoice rendered by you. All invoices submitted for payment shall be in the name of the Consultant which is party to this Agreement. Any expenses incurred or disbursements paid to third parties by the Consultant shall be authorized in advance by this Company and an itemized bill submitted to this Company for payment.

     5. In the performance of all services hereunder: (a) you shall be deemed to be and shall be an independent contractor and as such you shall not be entitled to any benefits applicable to employees of this Company; (b) you shall comply with all applicable governmental (U.S. and foreign) laws and regulations;
(c) you shall have sole responsibility for the payment of all applicable governmental taxes including Federal, State and local income taxes and for all employment and disability insurance, Social Security and other similar taxes; and (d) you shall maintain public liability insurance in amounts not less than $500,000.00 for injuries to persons and $100,000.00 for damage to property and provide the Company with certificates evidencing the fact that such insurance is in full force and effect.

     6.  Subject to the "Exceptions" stated below, during the term of this
                         ----------
Agreement, in the case of any Competing Business (defined below), Consultant shall not, unless acting with the prior written consent of Converse, directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative,
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consultant or otherwise with, or use or permit Consultant's name to be used in connection with such a Competing Business.

     The term "Competing Business" shall mean any business or enterprise, engaged in the business of designing, manufacturing, distributing, marketing or selling athletic footwear or athleisure footwear within (i) any state of the United States or the District of Columbia or (ii) any foreign country in which Converse or any of its subsidiaries engage in such business.

     In the event that the provisions of this paragraph 8 should ever be adjudicated to exceed the time, geographic, product or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or other limitations permitted by applicable law.

     "Exceptions".  Notwithstanding the foregoing, the following are all
      ----------
excepted from this Non-Competition provision so that Consultant shall be permitted to do all of the following without violating this Agreement:

     (i)    Render services as a consultant to Benetton Sports System, SPA;

     (ii) Design, manufacture and/or sell sport shoe test equipment and ultimate frisbee shoes;

     (iii) Render services required under pre-existing contractual obligations to Nike and Adidas, which contracts require Consultant to cooperate with said two (2) corporations should either or both of them seek patent protection or to enforce property rights in connection with discoveries or
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            inventions conceived by Consultant, acting alone or jointly with others, while Consultant rendered prior services for Nike and/or Adidas;

     (iv) Services rendered to Lotto, S.P.A. and Wilson Sporting Goods, Inc., which services are to be fully completed by February 29, 1996."

     7. We hereby state that we do not desire to acquire from you any secret or confidential know-how or information which you may have acquired from others. Accordingly, you represent and warrant that you are free to divulge to this Company, without any obligation to, or violation of any right of others, any and all information, practices or techniques which you will describe, demonstrate, divulge or in any other manner make known to this Company during your performance of services hereunder. You shall exonerate, indemnify and hold harmless this Company from and against any and all liability, loss, cost, expense, damage, claims or demands for actual or alleged violation of the rights of others in any trade secret, know-how or other confidential information by reason of this Company's receipt or use of the services or information described above, or otherwise in connection therewith.

     8. You shall promptly and fully disclose and assign to us or our designee all inventions and discoveries conceived or made by you in any degree resulting from or arising out of your services hereunder and will assist us in every proper way (entirely at our expense) to obtain for our own or our designee's benefit patents on any such resulting inventions in any and all countries; and such inventions and discoveries to be and remain our property whether or not disclosed, assigned or patented.
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     9.  The information and knowledge divulged to you by this Company or which you acquire in connection with or as a result of your services hereunder shall be regarded by you as confidential. Without limiting the generality of the foregoing, you recognize that, unless and until published, all features of the compounds, compositions, formulations, apparatus, processes and application methods heretofore or hereafter used or developed by us (or by any of our predecessors in business) are and shall be our trade secrets. Trade secrets shall also be deemed to include all information related to the Company's promotional activities and endorsement agreements. You shall not use, nor shall you disclose, any such information, knowledge or trade secrets to any person either during or after the period of this agreement, except to our employees as may be necessary in the regular course of your duties hereunder, or except as otherwise authorized by us.

     10. You recognize that all records and copies of records relating to our operations, investigations and business made or received by you during the period of this Agreement are and shall be our property exclusively, and you shall keep the same at all times in your custody and subject to your control, and shall surrender the same at the termination of this Agreement if not before.

     11. You shall exonerate, indemnify and hold harmless this Company from and against any and all liability, loss, cost, expense, damage, claims or demands on account of injuries (including death) to you or any of your employees or loss or damage to your property or that of any of your employees, arising out of or resulting in any manner from or occurring in connection with your performance of services hereunder.
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     12. You shall not assign this Agreement or any part thereof without our prior written consent, and any such purported assignment shall be void. This Agreement shall be binding on your heirs, executors, legal representatives, successors and permitted assigns and shall inure to the benefit or our successors and assigns.

     13. This Agreement shall be effective as of the date first above written and shall continue for a period of two (2) years, ending May 15, 1998, subject to the right of either party to terminate at any time upon not less than ninety
(90) days' prior written notice to the other party and subject to our right to cancel for good cause immediately at any time. Such termination shall not affect your obligations under the above paragraphs 7 through 11, inclusive.

     14. Any notices or communications hereunder shall be in writing, addressed as follows:

     If to us:   Converse Inc.
                 One Fordham Road
                 North Reading, MA  01864

                 Attention:  Jack A. Green
                             Senior Vice President, General Counsel and
                             Secretary

     If to you:  Exeter Research, Inc.
                 8 Chestnut Street
                 Exeter, NH 03833


     15. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     16. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and merges and supersedes all prior discussions
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and writings with respect thereto. No modification or alteration of this
Agreement shall be effective unless made in writing and signed by both parties hereto.

     17. Consultant agrees that the services described above will not be performed by Edward C. Frederick.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WITNESS:                           CONVERSE INC.


Josephine LaBelle                  By   (SIGNATURE APPEARS HERE)
------------------------              -----------------------------


WITNESS:                           EXETER RESEARCH


                                        (SIGNATURE APPEARS HERE)
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                                   Tax Identification No. 51-0304748